Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-1 No. 333-151028) of Derma Sciences, Inc.,
(2)	Registration Statement (Form S-3 Nos. 333-135038, 333-138303 and 333-128332) of Derma Sciences, Inc., and
(3)	Registration Statement (Form S-8 No. 333-127527) of Derma Sciences, Inc.;

of our report dated March 31, 2010, with respect to the consolidated financial statements of Derma Sciences, Inc. included in this Annual Report (Form 10-K) of Derma Sciences, Inc. for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 31, 2010